Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112446) pertaining to the 1997 Stock Option Plan and the Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-25795) pertaining to the 1996 Stock Option Plan for Non-Employee Directors of RELM Wireless Corporation of our report dated March 1, 2002 (except Note 13, paragraph 1, as to which the date is March 22, 2002), with respect to the consolidated financial statements of RELM Wireless Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                      /s/ Ernst & Young LLP
Jacksonville, Florida
March 16, 2004